Exhibit 23.17
Consent of Qualified Person

The undersigned, in connection with the Registration Statement on Form S-3 (and any amendments and/or exhibits thereto, the “Form S-3”) of Coeur Mining, Inc. (the “Company”), consents to:

a)
The incorporation by reference, in whole or in part, of the Company’s Technical Report Summary (the “Technical Report”) as an exhibit to and referenced in the Form S-3, so long as such reference is limited to the state of the Wharf Operations as they existed on the Technical Report’s effective date of December 31, 2021 (the “Effective Date”); and

b)
References to the undersigned’s name, including the undersigned’s status on the Effective Date as an expert or “Qualified Person” (as defined in Subpart 1300 of Regulation S K promulgated by the U.S. Securities and Exchange Commission) for the Technical Report.  Notwithstanding the foregoing, the undersigned makes no representations regarding and does not consent to any use of or reference to the undersigned’s name regarding any facts or conclusions subsequent to the Effective Date.

Dated:	January 28, 2025

By:	/s/ Lindsay Chasten
Name:	Lindsay Chasten
Title:	Former Senior Geologist